Exhibit 32.1

CERTIFICATIONS

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Viper Powersports Inc, a Nevada corporation for the Quarter ended June 30, 2012, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)	the Quarterly Report on Form 10-Q of Viper Powersports Inc for the Quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc.

 Date:  August 10, 2012

/s/ John R. Silseth
John R. Silseth, Principal Executive Officer of Viper Powersports Inc.

 Date:  August 10, 2012

/s/ Timothy C. Kling
Timothy C. Kling, Principal Financial Officer of Viper Powersports Inc.